Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned, Stewart E. McClure, Jr. and Gerard Riker hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Somerset Hills Bancorp (the "Company");

To the best of their knowledge, the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company


By: /s/ Stewart E. McClure, Jr.
-------------------------------
STEWART E. MCCLURE, JR.
President and
Chief Executive Officer

Date: 08/05/03


By: /s/ Gerard Riker
--------------------
GERARD RIKER
Executive Vice President and
Chief Financial Officer

Date: 08/05/03

A signed copy of the original of this written statement required by Section 906 has been provided to Somerset Hills Bancorp and will be retained by Somerset Hills Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.


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